John L. Petersen
  5616 San Felipe              Attorney at Law          Chateau de Barbereche
     Suite 200                                           CH-1783 Barbereche
Houston, Texas 77056                                         Switzerland
Telephone 713.627.0019             E-mail             Telephone 41.26.684.05.00
Facsimile 713.627.0927         jlp@ipo-law.com        Facsimile 41.26.684.05.05


                                April 5, 1999

FAB Global, Inc.
1612 N. Osceola
Clearwater, Florida

Attention: Chairman of the Board

     I have acted as counsel for FAB Global, Inc., a Georgia corporation formerly known as Marci International Imports, Inc. (the "Company"), in connection with the proposed issuance by the Company of an aggregate of 1,020,000 shares of the Company's Common Stock, $.01 par value ("Common Stock") pursuant to the Company's 1997 Compensatory Stock Grant and 1999 Compensatory Stock Grants (collectively, the "Plans").

     In  connection  therewith,  I  have  examined,   among  other  things,  the
Certificate of Incorporation, as amended, and By-laws of the Company, the corporate proceedings with respect to such issuances the Plans and the Registration Statement on Form S-8 (No. 33-_________) filed by the Company on April 5, 1999 (the "Registration Statement") with the Securities and Exchange
Commission for the registration, under the Securities Act of 1933, as amended, of the Common Stock. I am rendering this opinion as of the time the Registration Statement becomes effective.

     Based on my review, I am of the opinion that:

1. The Company is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware.

2. The Company is entitled to use Form S-8 to register the shares of Common Stock issuable under the Plans because each of the grantees has performed bona fide services for the Company and none of the Grants constitutes compensation for services rendered in connection with the offer or sale of securities in a capital-raising transaction.

3. The 1,020,000 shares of Common Stock of the Company issued by the Company to the grantees pursuant to the Plans, have been duly authorized for issuance, and, subject to compliance with any applicable Blue Sky laws, upon the issuance and delivery thereof in accordance with the provisions of the Plans and as set forth in the Registration Statement and upon issuance will be duly authorized, validly issued, fully paid and nonassessable.

     I hereby consent to the filing, as an exhibit to the Registration Statement, of this opinion.

                                             Very truly yours,
                                             /s/ John L. Petersen
                                             JOHN L. PETERSEN
                                             Attorney at Law